Expion360 Issues Stockholder Letter

REDMOND, OR – January 13, 2026 – Expion360 Inc. (Nasdaq: XPON) (“Expion360” or the “Company”), an industry leader in lithium-ion battery power storage, today issued a letter to its stockholders from Joseph Hammer, Chief Executive Officer and Chairman of the Board of Directors.

Dear Stockholders,

Throughout 2025 we continued to build on our growth strategy and leadership position in premium lithium iron phosphate (“LiFePO4”) batteries with next generation battery products and technologies. Importantly, the year also marked an intentional period of transition, as we strengthened our leadership team and took decisive steps to improve our financial foundation. We delivered sequential revenue growth, improved gross margins, and made meaningful progress toward a more durable balance sheet, positioning the Company for disciplined execution in 2026. Our growing product line of batteries and accessories for recreational vehicles (“RV”) and marine applications, with industrial and surveillance applications under development, is enabling us to scale revenue, enter new markets, and expand into complementary high-growth verticals to capture additional market share.

New Executive Leadership

During 2025, Expion360 undertook a deliberate evolution of its executive leadership to strengthen governance, execution, and financial discipline. I was privileged to join the Company in October of last year as CEO and Chairman of the Board after more than 20 years in senior financial leadership roles and service as a public company director. I saw in Expion360 a business with premium product differentiation, an established market presence, and a clear opportunity to scale through focused execution and disciplined capital allocation. Since then, I have worked to advance the trajectory for our portfolio of innovative LiFePO4 batteries and accessories across a growing list of distribution partners and original equipment manufacturers.

Earlier in the year, the Company also prioritized continuity and rigor in its financial leadership. Shawna Bowin, the previous Controller of Expion360, was appointed as Chief Financial Officer, bringing more than 20 years of progressive accounting and finance experience across public and private companies. Shawna’s leadership as Controller, particularly guiding us through the complexities of annual audits, quarterly reviews and SEC reporting, made her an ideal fit for the role. With her deep knowledge of our business and proven ability to navigate financial and regulatory requirements, she has excelled in this new role.

Fiscal Year 2025 Financial Results Review

During the year we continued to focus on product sales growth for our next-generation technologies and batteries. Our results demonstrated a meaningful recovery of demand in the RV market, combined with expanded outreach to OEMs and successful onboarding of new customers.

In the third quarter of 2025, we saw net sales increase 72% to $2.4 million, while gross profit increased 222% to $0.5 million, and gross margin as a percentage of net sales nearly doubled to 23% from 12%.

Net sales and gross profit for the nine months ended September 30, 2025 were more than double our net sales for the same period in 2024, with net sales of $7.4 million compared to $3.6 million in the prior period, and gross profits of $1.7 million compared to $0.7 million in the prior period. Our strong performance resulted in net cash used in operating activities for the nine months ended September 30, 2025 decreasing to $3.7 million, compared to $6.6 million in the prior year period. These results reflect both improving market conditions and enhanced operational discipline across the organization.

Operational and Balance Sheet Improvements

During the year we took several steps to opportunistically strengthen our balance sheet, supporting execution of key milestones and growth initiatives. In January we took the opportunity to strengthen our balance sheet with the close of a registered direct offering and concurrent private placement with institutional investors with gross proceeds of approximately $2.6 million. In August, warrant exercises from warrants issued in 2024 resulted in gross proceeds of $6.5 million, and we received another $1.25 million from a private placement completed in October. In addition, we implemented an at-the-market offering in December, which allows management to access capital opportunistically to support growth opportunities as they arise. Collectively, these transactions improve liquidity and provide the flexibility to support ongoing operations and strategic initiatives. Based on investor confidence in our future, as well as balanced financial discipline, we are confident that we have the cash runway to advance into our next phase of growth.

2026 Operational Outlook

With a strengthened leadership team and improved financial position, we believe 2026 will be a milestone year for Expion360. We are entering the year supported by growing demand for our portfolio of innovative LiFePO4 batteries and accessories across an expanding base of distribution partners and OEMs. We expect to build on a pipeline supported by steady, recurring orders and momentum from new relationships developed throughout 2025.

Our focus in 2026 is execution. We are prioritizing innovation, margin expansion, and disciplined growth across end markets where we see durable demand and attractive economics. We continue to focus our development efforts on next-generation energy storage products designed to deliver lower cost structures, higher margins, and increased capacity and value for our customers. These initiatives emphasize improved energy density, system efficiency, and manufacturability, enabling us to introduce solutions that are more competitive across a broader range of applications.

We are also actively pursuing growth opportunities within the industrial and construction sectors, where energy storage represents a compelling alternative to traditional generator-based power solutions. We believe our battery systems can significantly reduce fuel consumption, operating costs, and carbon emissions for customers operating in remote or temporary locations that have historically relied on generators as their primary source of power. As these markets increasingly prioritize efficiency, sustainability, and total cost of ownership, we believe Expion360 is well positioned to capture meaningful demand and drive incremental growth.

In addition, we are developing specialized energy storage solutions designed to support surveillance and monitoring applications that require long-duration, reliable power in remote or infrastructure-limited environments. These products are being engineered to prioritize extended runtime, low-temperature performance, high reliability, and secure system integration, addressing the needs of customers operating unmanned or continuous-duty surveillance systems where grid access is limited or unavailable.

Looking ahead, our technology roadmap includes higher-energy-density lithium-ion and LiFePO4 chemistries, modular battery platforms, and advanced battery-management systems designed to enhance safety, cycle life, and cost efficiency for mobile and off-grid applications. We are also evaluating targeted acquisitions and strategic partnerships across power electronics and energy-management solutions to expand our portfolio and strengthen vertical integration.

The market outlook is strong with steady growth in RV, overland, marine, surveillance, and industrial markets where we sell our products. Beyond commercial markets, we see transformative potential in defense technology. As the Pentagon implements its 2026 battery strategy focused on securing a robust, domestic supply chain for advanced batteries, we believe our core technical capabilities will align with the growing demand for drones and autonomous vehicles, where mission success is directly proportional to energy density.

With these developments, we believe we are well-positioned to further enhance our market presence and continue delivering advanced energy solutions that meet the unique needs of customers. We enter 2026 with a strengthened leadership team, improved financial position, and a clear strategic focus. We thank all our stockholders for your ongoing support as we diligently work to build on the short- and long-term value of our Company. We look forward to providing additional updates in the months ahead, including financial results for the quarter and year ended December 31, 2025, which are expected to be announced in March 2026.

Sincerely,

Joseph Hammer
Chief Executive Officer and Chairman of the Board of Directors

About Expion360

Expion360 is an industry leader in premium lithium iron phosphate (LiFePO4) batteries and accessories for recreational vehicles, marine applications, Light EV and residential energy storage.

The Company’s lithium-ion batteries feature half the weight of standard lead-acid batteries while delivering three times the power and ten times the number of charging cycles. Expion360 batteries also feature better construction and reliability compared to other lithium-ion batteries on the market due to their superior design and quality materials. Specially reinforced, fiberglass-infused, premium ABS and solid mechanical connections help provide top performance and safety. With Expion360 batteries, adventurers can enjoy the most beautiful and remote places on Earth even longer.

The Company is headquartered in Redmond, Oregon. Expion360 lithium-ion batteries are available today through more than 300 dealers, wholesalers, private-label customers, and OEMs across the country.

To learn more about the Company, visit expion360.com.

Forward-Looking Statements and Safe Harbor Notice

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements included in this press release include, but are not limited to, statements relating to the Company’s business outlook, operations, development initiatives, growth prospects and market opportunity; the Company’s ability to expand its product portfolio and introduce new technologies; and the Company’s ability to execute on its strategic priorities and expand sales across markets. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Company Contact:

541-797-6714

Shawna.Bowin@expion360.com

External Investor Relations:

Chris Tyson, Executive Vice President

MZ Group - MZ North America

949-491-8235

XPON@mzgroup.us

www.mzgroup.us